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[LOGO] BRIGHT HOUSE FINANCIAL
BRIGHT HOUSE FINANCIAL

NANCY H. BADEER
Associate General Counsel

285 Madison Avenue
New York, NY 10017
T: 980-949-3600

       April 6, 2018

       Board of Directors
       Brighthouse Life Insurance Company
       1209 Orange Street
       Wilmington, DE 19801

       Re: Opinion of Counsel
           Pre-Effective Amendment No. 1 to the Registration Statement on
           Form S-3
           Brighthouse Life Insurance Company
           File No. 333-221620
           Registered Fixed Account Option

       Ladies and Gentlemen:

       I am an Associate General Counsel in the Business Group of the Chief Administrative Office and provide legal counsel to Brighthouse Life Insurance Company. This opinion is furnished in connection with the proposed offering of a certain single premium deferred index-linked annuity contract (the "Contract") issued by Brighthouse Life Insurance Company ("Company") under Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-221620, filed on April 6, 2018 (the "Registration Statement") and described therein, filed by the Company under the Securities Act of 1933, as amended.

       I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

       I am of the following opinions:

       1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

       2. The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the "Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

       I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

       Sincerely,

       /S/ Nancy H. Badeer
       Nancy H. Badeer
       Associate General Counsel